AGREEMENT

            THIS AGREEMENT, made and entered into as of the 31st    day of
December, 1994, by and between CARL A. TORBERT, JR., presently residing at 16015 Scenic Highway 98, Point Clear, Alabama 36564 (hereinafter referred to as "Torbert"), and DRAVO CORPORATION, having its principal place of business at One Oliver Plaza, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as "Dravo"),

                                 WITNESSETH:

            WHEREAS, Torbert is presently employed by Dravo as Chairman and Chief Executive Officer of Dravo and contemplates completing the sale of substantially all of the assets of Dravo Basic Materials Company, Inc. under favorable financial terms on or about December 31, 1994; and

            WHEREAS, Torbert desires to reduce his executive responsibilities with Dravo after December 31, 1994 until December 31, 1996 and to act as Executive Consultant to Dravo during this period; and

            WHEREAS, Dravo concurs in the reduction of responsibilities of Torbert and wishes to have Torbert as an Executive Consultant to Dravo subsequent to December 31, 1994,

            NOW, THEREFORE, the parties hereto, in consideration of the mutual promises hereinafter made and intending to be legally bound hereby, do covenant, stipulate, warrant and agree as follows:
                               10(xii)-1
            1. Torbert and Dravo agree that Torbert shall resign effective December 31, 1994 as Chairman and Chief Executive Officer of Dravo, and Dravo agrees to employ Torbert as an Executive Consultant for a period of two years until December 31, 1996 at a monthly salary of $25,000.00 per month ($300,000.00 per year), payable in accordance with Dravo's regular salary payment procedures.

            2. For the period from December 31, 1994 until December 31, 1996, Torbert shall continue to participate in employee benefit plans sponsored by Dravo in which senior executives generally participate, including, without limitation, the following:

                 a. Group Health coverage for Torbert and his eligible dependents.
                 b. Group Dental coverage for Torbert and his eligible dependents.
                 c. Company paid life insurance in the amount of $300,000.00.
                 d.    Accidental Death and Dismemberment Insurance.
                 e.    Participation in the Company 401(k) savings plan.
                 f.    Supplemental Executive Retirement Plan ("SERP").
                 g.    Executive Benefit Plan.

            3. Upon his retirement from Dravo effective January 1, 1997, Torbert shall receive the following retirement benefits:

                       (a) For 1997, Torbert shall receive pension benefits equivalent to $217,797.00 on a "single life" basis, reduced to reflect whatever form of benefit (e.g., 50% joint and survivor annuity) Torbert elects in accordance with the terms of the relevant retirement plan. Such amount shall be paid in equal monthly installments and shall be paid in its entirety from the SERP
                               10(xii)-2
                 and/or the Executive Benefit Plan, in accordance with the terms of such plans.

                       (b) For 1998 and subsequent years, Torbert shall receive pension benefits equivalent to $206,457.00 on a "single life" basis, reduced to reflect whatever form of benefit (e.g., 50% joint and survivor annuity) Torbert elects in accordance with the terms of the relevant
                 retirement plans.   Such amount shall be paid in equal
                 monthly installments and shall be paid from the Retirement Plan for Employees of Dravo Corporation and Subsidiary, Salaried Employees, the SERP and the Executive Benefit Plan in accordance with the terms of such plans.

                       (c)   Torbert's account balance in the Dravo
                 Savings Plan will be distributed in accordance with the terms thereof.

                       (d) Torbert and his eligible dependents shall be eligible for the same coverage under the Dravo retiree medical and life insurance programs as other eligible retirees.

            4.   In the event of Torbert's death during either 1995 or
                 1996, (i) the consulting payments described in Section 1 above shall be discontinued and (ii) Torbert's designated beneficiary will receive the proceeds from the group life policy maintained by Dravo as part of Torbert's benefits.
                 In addition, if Torbert's wife is still living at the time of Torbert's death, then Torbert's wife will receive, for the remainder of her life, the surviving spouse benefit provided under the Executive Benefit Plan, as in effect
                 on December 31, 1994, which will be 45% of his earnings (a benefit equal to $135,000 per year).
                               10(xii)-3
            5. The Change-In-Control Agreement between Torbert and the Corporation made as of the 1st day of June, 1993 shall continue to apply in accordance with the terms thereof.
                 For purposes of said Agreement, Torbert's office shall be deemed to be in Mobile, Alabama.

            6.         (a)   Torbert will, upon request of the Chief
                 Executive Officer of Dravo, provide his services on an as needed and as available basis and shall perform such services as the parties may mutually agree. Such services shall be rendered by Torbert at such time as are mutually convenient to the parties. While it is anticipated that the services of Torbert hereunder will be performed in the United States, such services may be performed for limited periods of time in those foreign countries that are mutually agreeable to the parties. Torbert's status will be that of an Executive Consultant and not an independent contractor furnishing services on an established fee basis. As such, Torbert will be considered an employee of Dravo.

                       (b) There shall be no obligation on the part of Torbert, his Executors or Administrators to repay any portion of said compensation irrespective of whether or not Dravo utilizes the services of Torbert hereunder or whether Torbert dies at any time during the term hereof.

            7. Except as Dravo may otherwise provide, Torbert shall not have, nor shall Torbert represent himself as having, any authority to (i) make proposals or contracts in the name of Dravo or any of its subsidiaries or affiliated companies,
                 (ii) bind Dravo, it subsidiaries or affiliated companies in any matter, (iii) pledge Dravo's credit, or that of its subsidiaries or affiliates, (iv)
                               10(xii)-4

                 extend credit in Dravo's name, or in the name of its subsidiaries or affiliates or (v) deal in any manner whatsoever with regard to the services or equipment of Dravo, its subsidiaries or affiliates other than within the scope of the services provided hereunder.

            8. In addition to the aforesaid compensation, Dravo will reimburse Torbert for all reasonable expenses in accordance with the Dravo standard policy for extended use of personal car, public transportation, food and lodging, as authorized by Dravo and incurred in connection with services furnished under this Agreement. Torbert shall submit monthly invoices with supporting receipts to Dravo for expenses incurred hereunder during the preceding month and Dravo shall pay the amounts due Torbert on said invoices within thirty (30) days after receipt thereof.

            9.   (a)   Information which is considered by Dravo to be of a
                       confidential or proprietary nature, whether of a
                       business, cost or technical nature, may be disclosed
                       to, or developed by, Torbert in the course of his
                       consulting work.  Torbert acknowledges his
                       obligation to hold such confidential or proprietary
                       information in trust and confidence and not to
                       disclose such information to any person, in
                       accordance with applicable common law.  These
                       restrictions shall not apply to any information
                       which is rightfully in the public domain prior to, or
                       subsequent to, the time it was disclosed, or
                       information which is independently developed by
                       sources other than Dravo.  Upon written request by
                       Dravo, Torbert shall return to Dravo all written or
                       descriptive matter, including, but not limited to,
                       sales scriptions, or other papers and documents
                       which contain such confidential or proprietary
                       information.
                               10(xii)-5
                 (b)   Any documents, forms or any other written matter,
                       programs, methods or procedures which may be developed by Dravo and/or Torbert through December
                       31, 1996 within the scope of the services set forth herein shall be and remain the property of Dravo and shall be deemed to be Dravo's confidential or proprietary information for all purposes of this paragraph.

            10. Dravo shall be entitled to any information beneficial to the purposes of this Agreement and any ideas, inventions and discoveries conceived, made or reduced to practice by Torbert either alone or with others, within the scope of the services of Torbert hereunder, during the consulting term arising out of any investigation or work by Torbert during the consulting term. If any such ideas, inventions or discoveries can be made the subject of patent applications and patents in the United States or elsewhere, Dravo shall have the right, but only at its expense, to prepare, prosecute, procure and maintain such patent applications and patents, and Torbert will, upon the request of Dravo, execute any and all documents and perform all such other lawful acts that Dravo may deem necessary or desirable to establish and perfect Dravo's ownership with respect to any such ideas, inventions and discoveries and such patent applications and patents.

            11. In consideration of the mutual promises recited herein, Torbert agrees that Torbert shall not for himself or for any other person, partnership or corporation ("Firm") compete with Dravo by entering into the lime business within the market area served by any such business presently being conducted by Dravo. Further, Torbert agrees that he shall not participate or consult with any Firm in establishing a new or revised business organization which will compete with Dravo in any of its present businesses or locations
                               10(xii)-6
                 in the area of lime sales or facilities therefor within such restricted area. Torbert and Dravo agree that the above provisions shall be effective through December 31, 1996.

            12. As long as this Agreement remains in effect, it is agreed that Dravo may freely use Torbert's name, refer to his professional qualifications and experience, include his name in listings of its consultants and describe Torbert as a consultant to it within the scope of services described herein, and that Torbert may likewise refer to himself as an Executive Consultant to Dravo within the scope of services described herein.

            13. Either party hereto, in the event of default by the other party of any of the terms and conditions herein set forth to be performed or undertaken by such party, may, provided such defaulting party has not remedied such default within thirty days after notice thereof given by the non-defaulting party, in addition to any remedies available to it in law or in equity, declare this Agreement to be ended and of no further force or effect.

            14. Dravo relies upon the personal skill, experience and abilities of Torbert in performing the services provided in this Agreement. Therefore, Torbert shall not assign this Agreement in whole or in part.

            15. As a material inducement to Dravo to enter into this Agreement, Torbert hereby irrevocably and unconditionally releases, acquits and forever discharges Dravo and each of its owners, stockholders, predecessors, successors, assigns, agents, directors, members, officers, employees, representatives, attorneys,
                 divisions, groups, subsidiaries and affiliates (and
                 agents, directors, officers, employees, representatives
                 and attorneys of
                               10(xii)-7
                 Dravo and such divisions, groups, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all complaints, claims, liabilities, causes of action, and expenses (including attorney fees, costs actually incurred and liquidated damages), known or unknown, which he may now, at any time heretofore or hereafter, have or claim to have against each or any of the Releasees arising from any alleged violation through the date of this Agreement by Dravo or any affiliate of the Age Discrimination in Employment Act, as amended. Similarly, Dravo releases and waives any and all claims or causes of action it may have against Torbert which exist up through the date of this Agreement.
                 Nothing in this Agreement shall be deemed to waive any of Torbert's rights under ERISA to participate in Dravo's benefit plans for which he is otherwise eligible to participate or to receive benefits from those plans which he is eligible to receive in accordance with the plan provisions.

            16. Torbert represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

            17. Torbert acknowledges that he has been advised in writing to discuss or review the contents of this Agreement with a lawyer of his choosing and that he has been given up to twenty-one (21) days in which to consider the terms of this Agreement. Torbert acknowledges that if he signs this Agreement prior to the expiration of the full twenty-one day period, he has done so voluntarily. Torbert further acknowledges that he has consulted
                               10(xii)-8
                 with his attorney prior to entering into this Agreement, and that he has entered into this Agreement voluntarily and of his own free will.

            18. Torbert shall have seven (7) days following the execution of this Agreement to revoke it. Should Torbert wish to
                 revoke this Agreement, he must notify   John R. Major, Vice
                 President - Administration, Dravo Corporation, One Oliver Plaza, Suite 3600, Pittsburgh, Pennsylvania 15222, and such notice must be received within seven (7) days from his signature.

            19. This Agreement shall be binding upon Torbert and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors and assigns.

            20. Should any provisions of this Agreement be declared or be determined by any court to be illegal or invalid, the validity to the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

            21. Except as otherwise provided herein, this Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may not be modified except in writing signed by both parties.

            22. This Agreement is deemed to be made under, and shall be construed according to, the laws of the State of Alabama.
                               10(xii)-9
            23. Unless otherwise notified in writing, each party shall send notices and other communications to the other party at the address shown below:
                 If to Torbert:

                 Carl A. Torbert, Jr.
                 Post Office Box 1009
                 Point Clear, Alabama 36564-1009

                 If to Dravo:

                 John R. Major
                 Vice President - Administration
                 Dravo Corporation
                 One Oliver Plaza, Suite 3600
                 Pittsburgh, Pennsylvania  15222

            PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE AS HEREIN PROVIDED OF CERTAIN KNOWN AND UNKNOWN CLAIMS.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the day, month and year first above written.


ATTEST:                             DRAVO CORPORATION


JAMES J. PUHALA                     By:C. A. GILBERT
J.J. Puhala                             C.A. Gilbert
Vice President - General Counsel        President
  & Secretary


WITNESS:


BARBARA D. NELSON                   CARL A. TORBERT, JR.
                                    CARL A. TORBERT, JR.





                               10(xii)-10